EXHIBIT 99.1

Steel Partners Holdings Reports First Quarter Financial Results and Declares Quarterly Distribution on its Series A Preferred Units

First Quarter 2022 Results

•Revenue totaled $405.7 million, an increase of 29.0% as compared to the same period in the prior year
•Net income was $4.5 million
•Net income attributable to common unitholders was $4.6 million, or $0.20 per diluted common unit
•Adjusted EBITDA* increased to $64.6 million from prior year; Adjusted EBITDA margin* was 15.9%
•Net cash used in operating activities was $13.3 million
•Adjusted free cash flow* totaled $33.6 million
•Total debt at quarter-end was $269.6 million; net debt,* which includes, among other items, pension and preferred unit liabilities, and marketable securities and long term investment assets totaled $257.0 million

NEW YORK, N.Y., May 5, 2022 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2022.

Q1 2022	Q1 2021	($ in thousands)
$405,745	$314,493	Revenue
4,541	53,342	Net income
4,565	52,951	Net income attributable to common unitholders
64,570	49,776	Adjusted EBITDA*
15.9%	15.8%	Adjusted EBITDA margin*
7,746	4,901	Purchases of property, plant and equipment
33,623	5,473	Adjusted free cash flow*
*See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"We successfully delivered strong revenue and Adjusted EBITDA and continued to execute on our key strategic priorities,” said Executive Chairman Warren Lichtenstein. “Our focus continues to be on increasing performance and decreasing costs while creating value for all our unitholders."

Results of Operations

Comparison of the Three Months Ended March 31, 2022 and 2021 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended March 31,
	2022	2021
Revenue	$405,745	$314,493
Cost of goods sold	268,170	208,685
Selling, general and administrative expenses	86,124	68,800
Asset impairment charges	403	—
Interest expense	4,524	5,466
Realized and unrealized losses on securities, net	27,726	23,249
All other expense (income), net*	2,005	(33,522)
Total costs and expenses	388,952	272,678
Income from operations before income taxes and equity method investments	16,793	41,815
Income tax provision	7,609	14,594
Loss (income) of associated companies, net of taxes	4,643	(26,121)
Net income	$4,541	$53,342
* includes finance interest, provision for (benefit from) loan losses, and other income from the consolidated statements of operations

Revenue

Revenue for the three months ended March 31, 2022 increased $91,252, or 29.0%, as compared to the same period last year, as a result of higher sales across all the reportable segments. Diversified Industrial net sales increased by $78,760 across all of its business units. The increases were primarily due to (1) $43,682 higher sales for the Building Materials business unit due primarily to the impact of favorable pricing and to a lesser extent increased demand for its roofing products and (2) $16,181 higher sales for the Electrical Products business unit driven by higher demand from its Aerospace and Defense sector. Energy net revenue increased $6,231, or 19.4%, as compared to the same period of 2021. The increase in net revenue was primarily due to favorable pricing and higher rig hours driven by higher demand from the energy sector as a result of higher energy prices. Financial services revenue for the three months ended March 31, 2022 increased $6,261, or 18.5%, as compared to the same period of 2021. The increase was primarily due to higher credit risk transfer balances and held for sale balances, partially offset by lower interest income driven by lower Paycheck Protection Program and held-to-maturity balances and lower non-interest income driven by fewer warrant sales as compared to the three months ended March 31, 2021.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2022 increased $59,485, or 28.5%, as compared to the same period last year, primarily driven by higher sales volume discussed above, as well as higher material and labor costs in the Diversified Industrial and Energy segments.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended March 31, 2022 increased $17,324, or 25.2%, as compared to the same period last year. The increase was primarily due to higher expenses from the Financial Services segment and, to a lesser extent, higher expenses for Corporate. The increase in SG&A expenses for the Financial Services segment is primarily due to higher credit performance fees due to higher credit risk transfer ("CRT") balances as well as higher personnel costs.

Asset Impairment Charge

An impairment charge of $403 was recognized for the three months ended March 31, 2022 related to an idle piece of equipment associated with the Joining Materials business unit from the Diversified Industrial segment. There were no impairment charges for the same period of 2021.

Interest Expense

Interest expense for the three months ended March 31, 2022 decreased $942, or 17.2%, as compared to the same period last year. The decrease was primarily due to lower average debt levels, as compared to the same period of 2021.

Realized and Unrealized Losses on Securities, Net

The Company recorded losses of $27,726 for the three months ended March 31, 2022, as compared to losses of $23,249 in the same period of 2021. These losses were primarily due to unrealized losses related to the mark-to-market adjustments on the Company's portfolio of securities in both periods.

All Other Expense (Income), Net

All other expense, net totaled $2,005 for the three months ended March 31, 2022, as compared to all other income, net totaled $33,522 in the same period of 2021. All other expense, net for the three months ended March 31, 2022 was primarily due to provisions for loan losses and finance interest. All other income, net for the three months ended March 31, 2021 is primarily due to (1) a $19,740 one-time dividend from Aerojet, (2) a pre-tax gain of $8,096 on the sale of OMG’s Edge business and (3) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business.

Income Tax Provision

The Company recorded income tax provisions of $7,609 and $14,594 for the three months ended March 31, 2022 and 2021, respectively. The Company's effective tax rate was 45.3% and 34.9% for the three months ended March 31, 2022 and 2021, respectively. The higher effective tax rate for the three months ended March 31, 2022 is primarily due to the change in U.S. income tax expense related to unrealized gains and losses on investment, a portion of which is eliminated in consolidation. As a limited partnership, the Company is generally not responsible for federal and state income taxes, and its profits and losses are passed directly to its limited partners for inclusion in their respective income tax returns. Provisions have been made for federal, state, local or foreign income taxes on the results of operations generated by our consolidated subsidiaries that are taxable entities. Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, tax expense related to unrealized gains and losses on investment, state taxes, changes in deferred tax valuation allowances and other permanent differences.

Loss (Income) of Associated Companies, Net of Taxes

The Company recorded loss from associated companies, net of taxes, of $4,643 for the three months ended March 31, 2022, as compared to income, net of tax of $26,121 in the same period of 2021. The fluctuations for both periods were primarily due to the changes in fair value of the Company's investment in Steel Connect, Inc.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the first three months of 2022 totaled $7,746, or 1.9% of revenue, as compared to $4,901, or 1.6% of revenue, in the first three months of 2021.

Additional Non-GAAP Financial Measures

For the three months ended March 31, 2022, Adjusted EBITDA and Adjusted EBITDA margin were $64,570 and 15.9%, respectively, as compared to $49,776 and 15.8% for the same period in 2021. Adjusted EBITDA increased by $14,794 primarily due to an increase in the Diversified Industrial segment primarily driven by higher sales volume, partially offset by the Financial Services segment driven by higher credit performance fees due to higher credit risk transfer balances as well as higher personnel costs despite higher revenue during the first quarter of 2022. For the three months ended March 31, 2022, adjusted free cash flow was $33,623 as compared to $5,473 for the same period in 2021. Adjusted free cash flow increased by $28,150 primarily due to improved management of working capital.

Liquidity and Capital Resources

As of March 31, 2022, the Company had approximately $322,000 in availability under its senior credit agreement, as well as $13,064 in cash and cash equivalents, excluding WebBank cash, and approximately $228,226 in long-term investments (including marketable securities).

As of March 31, 2022, total debt was $269,578, a decrease of approximately $1,443, as compared to December 31, 2021. As of March 31, 2022, net debt totaled $257,021, an increase of approximately $31,908, primarily driven by decrease of value in long-term investments, as compared to December 31, 2021. Total leverage (as defined in the Company's senior credit agreement) was approximately 1.5x as of March 31, 2022 as compared to approximately 1.6x as of December 31, 2021.

In April 2022, the Company made debt repayments of $121,900 on its senior credit agreement using proceeds from the sale of its SL Power Electronics Corporation business unit (disclosed in the Company's Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on April 4, 2022).

Quarterly Cash Distribution on Series A Preferred Units

On May 5, 2022, the Company's board of directors declared a regular quarterly cash distribution of $0.375 per unit, payable June 15, 2022, to unitholders of record as of June 1, 2022, on its 6% Series A Preferred Units, no par value ("Series A Preferred").

Any future determination to declare distributions on its units of Series A Preferred, and any determination to pay such distributions in cash or in kind, or a combination thereof, will remain at the discretion of Steel Partners' board of directors and will be dependent upon a number of factors, including the Company's results of operations, cash flows, financial position, and capital requirements, among others.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$201,432	$325,363
Trade and other receivables - net of allowance for doubtful accounts of $3,121 and $3,510, respectively	217,208	193,976
Receivables from related parties	3,471	2,944
Loans receivable, including loans held for sale of $253,311 and $198,632, respectively, net	625,800	529,529
Inventories, net	196,989	184,271
Prepaid expenses and other current assets	46,397	48,019
Assets held for sale	75,224	—
Total current assets	1,366,521	1,284,102
Long-term loans receivable, net	411,690	511,444
Goodwill	122,855	148,018
Other intangible assets, net	103,637	119,830
Other non-current assets	92,376	79,143
Property, plant and equipment, net	228,180	234,976
Operating lease right-of-use assets	32,464	36,636
Long-term investments	228,226	261,080
Total Assets	$2,585,949	$2,675,229
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$154,546	$123,282
Accrued liabilities	92,471	86,848
Deposits	457,708	447,152
Payables to related parties	2,031	1,885
Short-term debt	482	100
Current portion of long-term debt	1,046	1,071
Other current liabilities	56,366	54,674
Liabilities held for sale	18,394	—
Total current liabilities	783,044	715,012
Long-term deposits	361,924	377,735
Long-term debt	268,050	269,850
Other borrowings	215,881	333,963
Preferred unit liability	150,231	149,570
Accrued pension liabilities	78,502	82,376
Deferred tax liabilities	12,043	13,674
Long-term operating lease liabilities	24,907	27,511
Other non-current liabilities	37,142	36,490
Total Liabilities	1,931,724	2,006,181
Commitments and Contingencies
Capital:
Partners' capital common units: 20,712,071 and 21,018,009 issued and outstanding (after deducting 17,079,555 and 16,810,932 units held in treasury, at cost of $274,702 and $264,284), respectively	785,464	795,140
Accumulated other comprehensive loss	(132,262)	(131,803)
Total Partners' Capital	653,202	663,337
Noncontrolling interests in consolidated entities	1,023	5,711
Total Capital	654,225	669,048
Total Liabilities and Capital	$2,585,949	$2,675,229

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended March 31,
	2022	2021
Revenue:
Diversified Industrial net sales	$327,249	$248,489
Energy net revenue	38,317	32,086
Financial Services revenue	40,179	33,918
Total revenue	405,745	314,493
Costs and expenses:
Cost of goods sold	268,170	208,685
Selling, general and administrative expenses	86,124	68,800
Asset impairment charge	403	—
Finance interest expense	1,164	2,232
Provision for (benefit from) loan losses	1,282	(715)
Interest expense	4,524	5,466
Realized and unrealized losses on securities, net	27,726	23,249
Other income, net	(441)	(35,039)
Total costs and expenses	388,952	272,678
Income from operations before income taxes and equity method investments	16,793	41,815
Income tax provision	7,609	14,594
Loss (income) of associated companies, net of taxes	4,643	(26,121)
Net income	4,541	53,342
Net loss (income) attributable to noncontrolling interests in consolidated entities	24	(391)
Net income attributable to common unitholders	$4,565	$52,951
Net income per common unit - basic
Net income from continuing operations	$0.21	$2.34
Net income attributable to common unitholders	$0.21	$2.34
Net income per common unit - diluted
Net income from continuing operations	$0.20	$1.60
Net income attributable to common unitholders	$0.20	$1.60
Weighted-average number of common units outstanding - basic	22,209,071	22,619,764
Weighted-average number of common units outstanding - diluted	22,643,016	34,930,146

Supplemental Balance Sheet Data (March 31, 2022 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$201,432	$325,363
WebBank cash and cash equivalents	188,368	308,589
Cash and cash equivalents, excluding WebBank	$13,064	$16,774
Common units outstanding	20,712,071	21,018,009
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended March 31,
	2022	2021
Net income	$4,541	$53,342
Income tax provision	7,609	14,594
Income from continuing operations before income taxes	12,150	67,936
Add (Deduct):
Loss (income) of associated companies, net of taxes	4,643	(26,121)
Realized and unrealized losses on securities, net	27,726	23,249
Interest expense	4,524	5,466
Depreciation	9,899	10,361
Amortization	4,264	4,768
Non-cash asset impairment charges	403	—
Non-cash pension expense	(1,901)	(1,500)
Non-cash equity-based compensation	119	363
Other items, net	2,743	(34,746)
Adjusted EBITDA	$64,570	$49,776

Total revenue	$405,745	$314,493
Adjusted EBITDA margin	15.9%	15.8%

Net Debt Reconciliation:

(in thousands)	March 31,	December 31,
	2022	2021
Total debt	$269,578	$271,021
Accrued pension liabilities	78,502	82,376
Preferred unit liability	150,231	149,570
Cash and cash equivalents, excluding WebBank	(13,064)	(16,774)
Long-term investments	(228,226)	(261,080)
Net debt	$257,021	$225,113

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(13,310)	$7,229
Purchases of property, plant and equipment	(7,746)	(4,901)
Net increase in loans held for sale	54,679	3,145
Adjusted free cash flow	$33,623	$5,473

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2022	2021
Revenue:
Diversified Industrial	$327,249	$248,489
Energy	38,317	32,086
Financial Services	40,179	33,918
Total revenue	$405,745	$314,493

Income (loss) from continuing operations before interest expense and income taxes:
Diversified Industrial	$34,082	$27,704
Energy	3,952	2,817
Financial Services	13,927	20,449
Corporate and other	(35,287)	22,432
Income from continuing operations before interest expense and income taxes	16,674	73,402
Interest expense	4,524	5,466
Income tax provision	7,609	14,594
Net income	$4,541	$53,342

Loss (income) of associated companies, net of taxes:
Corporate and other	$4,643	$(26,121)
Total	$4,643	$(26,121)

Segment depreciation and amortization:
Diversified Industrial	$11,361	$11,972
Energy	2,521	2,994
Financial Services	128	124
Corporate and other	153	39
Total depreciation and amortization	$14,163	$15,129

Segment Adjusted EBITDA:
Diversified Industrial	$47,564	$24,810
Energy	5,619	5,248
Financial Services	13,728	20,340
Corporate and other	(2,341)	(622)
Total Adjusted EBITDA	$64,570	$49,776

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the SEC, including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on securities, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," and similar expressions. These forward-

looking statements are only predictions based upon the Company's current expectations and projections about future events, and are based on information currently available to the Company and are subject to risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the continued volatility of crude oil and commodity prices; the Company’s subsidiaries’ sponsor defined pension plans, which could subject the Company to substantial future cash flow requirements; significant costs as a result of complying with legal and regulatory requirements, including environmental laws and regulations, restrictions on greenhouse gas emissions, banking regulations and other extensive requirements to which the Company and its businesses are subject; risks associated with the Company’s wholly-owned subsidiary, WebBank, as a result of its Federal Deposit Insurance Corporation (“FDIC”) status, highly-regulated lending programs, and capital requirements; the ability to meet obligations under the Company's senior credit facility through future cash flows or financings; the risk of management diversion, increased costs and expenses, and impact on profitability in connection with the Company's acquisitions; the impact of losses in the Company's investment portfolio; the effects of rising interest rates on the Company's investments; the Company’s ability to protect its intellectual property rights and obtain or retain licenses to use others' intellectual property on which the Company relies; the Company’s exposure to risks inherent to conducting business outside of the U.S.; the impact of any changes in U.S. trade policies; the adverse impact of litigation or compliance failures on the Company's profitability; a significant disruption in, or breach in security of, the Company’s technology systems or protection of personal data; labor disputes or disruptions, as a result of vaccination policies or otherwise; economic downturns; the loss of any significant customer contracts; the material weakness identified in the Company’s internal control over financial reporting; the adverse effect of the ongoing COVID-19 pandemic on business, results of operations, financial condition, and cash flows; the rights of unitholders with respect to voting and maintaining actions against the Company or its affiliates; potential conflicts of interest arising from certain interlocking relationships amount us and affiliates of the Company’s Executive Chairman; the Company’s dependence on the Manager and impact of the management fee on the Company’s total partners’ capital; the impact to the development of an active market for the Company’s units due to transfer restrictions in the Company's partnership agreement; the Company’s tax treatment and its subsidiaries’ ability to fully utilize their tax benefits; the loss of essential employees; and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof, and investors should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com